Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 4, 2022, relating to the consolidated financial statements as of December 31, 2021 and December 31, 2020 and for the two years ended December 31, 2021 appearing in Amendment 1 of the Registration Statement on Form 10 of Limeade, Inc. filed on September 15, 2022.

/s/ Deloitte & Touche LLP

Seattle, Washington

October 3, 2022